SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 24, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.    Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Feb '04	Mar '04	Apr '04
Process Control	+10 to +15	+5 to +10	+5
Industrial Automation	+10 to +15	+10	+10 to +15
Electronics and Telecom	+15	+15 to +20	+15 to +20
HVAC	+5 to +10	+15	>20+
Appliance and Tools	+5 to +10	+10 to +15	+10 to +15
Total Emerson	+10 to +15	+10 to +15	+10 to +15

April ‘04 Order Comments:

Underlying orders accelerated driven by solid demand across the company, particularly in the HVAC, Industrial Automation, and Electronics and Telecommunications markets. Favorable currency exchange rates contributed approximately 3.5 percentage points, and the impact from currency should continue to be less going forward.

Process orders reflect increases in measurement products, valves and regulators and solid growth in Asia, Europe, Latin America and the Middle East.

Orders in Industrial Automation accelerated with increased demand in the United States and continued strength in industrial motors and power generation (alternators).

The Electronics and Telecommunications segment was driven by strength in the OEM and systems businesses and in Asia, as well as solid demand in the U.S. market.

HVAC orders reflect continued gains worldwide and strength in the U.S. market.

The Appliance and Tools segment showed strength across nearly every business in the consumer and professional markets.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 24, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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